Exhibit 10.1

ORIENT PAPER, INC.

Science Park, Juli Road, Xushui County,

Baoding City, Hebei Province, PRC 072550

Date: November 3, 2014

To:	Marco Ku

Flat D, 22/F, Block 1, Grand Promenade, Hong Kong

Dear Mr. Ku:

This letter (the “Letter”) is to confirm the terms of your appointments as a non-executive director of Orient Paper, Inc. (the “Company”) and a member of the Company’s Audit Committee, Compensation Committee and Nominating Committee, and the chairman of the Company’s Audit Committee.

Overall, in terms of time commitment, we expect your attendance at all of the meetings of the Board of Directors (the “Board”), meetings of the Audit Committee, Compensation Committee and Nominating Committee of the Board (as applicable) and the annual meetings of stockholders (if requested). In addition, you will be expected to devote appropriate preparation time ahead of each meeting. Board meetings may be held within or outside the United States of America as the Company may decide.

By accepting these appointments, you confirm that you are able to allocate sufficient time to meet the expectations of this position.

For and in consideration of the services to be performed by you, Company and you agree as follows:

1.	Compensation.

(a)	Fee. The Company shall pay you an annual fee equal to the amount of $20,000 (Twenty Thousand U.S. Dollars), payable on a monthly basis, subject to your continuous service as a member of the Board (the “Annual Fee”).

(b)	Common Stock. Subject to all approvals required by law, the Company will grant you 7,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) under the Company’s incentive stock plan.

You represent and agree that you are accepting the Shares for your own account and not with a view to or for sale of distribution thereof. You understand that the Shares are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and such Shares may not be resold without registration under the Securities Act or the existence of an exemption there from. You represent that you are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c)	Expenses. The Company agrees to reimburse you for out-of-pocket expenses incurred by you in connection with your service, such as transportation expenses, provided that such expenses are substantiated by original and valid receipts and have been pre-approved by the Company in writing (the “Expenses”). Payment of the Expenses, as applicable, shall be made against your itemized invoice following the receipt of the relevant invoice, which invoice shall be submitted to the Company within seven (7) days of the end of each calendar month during the term of this Letter.

For the avoidance of any doubt, the Annual Fee, the Shares (subject to the terms and conditions as provided herein) and the Expenses constitute the full and final consideration for your appointments, and you shall not be entitled to any additional consideration, of any form, for your appointments and service.

2.	Term and Termination. The term of this Letter shall be for one (1) year from the date hereof, unless sooner terminated as provided for in this Section 2 (the “Term”). This Letter shall terminate upon the earlier of: (i) your no longer being a member of the Board; and (ii) the Company providing you written notice terminating this Letter. The Company shall pay you the compensation and reimburse expenses through the end of the Term.

3.	Duties. You will undertake such travelling as may reasonably be necessary for the performance of your duties, including travelling overseas for Board meetings and site visits if required.

You will undertake such duties and powers relating to the Company, and any subsidiaries or associated companies of the Company (the “Group”) as the Board may from time to time reasonably request. The Board as a whole is collectively responsible for promoting the success of the Company by directing and supervising the Company’s affairs, including but not limited to, providing entrepreneurial leadership of the Group within a framework of prudent and effective controls which enable risk to be assessed and managed, setting the Group’s strategic aims, ensures that the necessary financial and human resources are in place for the Group to meet its objectives and reviews management performance, and setting the Group’s values and standards and ensures that its obligations to its shareholders and others are understood and met.

Your performance of duties as a director, a member of committees of the Board, and the chairman of Audit Committee, is evaluated annually. If, in the interim, there are any matters which cause you concern about your position, you are encouraged to discuss them with the Chairman and/or Chief Executive Officer of the Company as soon as is appropriate.

4.	Other Responsibilities. Subject to the proper performance of your obligations to the Company under this Letter and any applicable law, the Company agrees that you may accept other appointments and directorships provided that, (i) they do not in anyway conflict with the interests of the Company or any member of the Group; (ii) they do not restrict you from devoting the necessary time and attention properly to services to be performed under this Letter; and (iii) you promptly inform the Company of such other appointments or directorships.

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In the event you become aware of any potential conflicts of interest, these must be disclosed to the Chairman and/or the Chief Executive Officer of the Company as soon as they become apparent.

5.	Confidential Information. You undertake to the Company that you shall maintain in strict confidentiality all trade, business, technical or other information regarding the Company, the Group, its affiliated entities and their business affairs including, without limitation, all marketing, sales, technical and business know-how, intellectual property, trade secrets, identity and requirements of customers and prospective customers, the Company’s methods of doing business and any and all other information relating to the operation of the Company (collectively, the “Confidential Information”). You shall at no time disclose any Confidential Information to any person, firm, or entity, for any purpose unless such disclosure is required in order to fulfil your duties as set forth in this Letter. You further undertake that you shall not use such Confidential Information for personal gain.

“Confidential Information” shall not include information that is or becomes part of the public domain other than as a result of disclosure by you. In the event that you are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, it is agreed that you, to the extent practicable under the circumstances, will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with this paragraph 6. If a protective order or the receipt of a waiver hereunder has not been obtained, you may disclose only that portion of the Confidential Information which you are legally compelled to disclose.

6.	Blackout Period. You understand that we have a policy pursuant to which no officer, director or key executive may engage in transactions in our securities during the period commencing two weeks prior to the end of a fiscal quarter and ending the day after the financial information for the quarter and year have been publicly released. As a member of the Audit Committee, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

7.	Return of Property. Upon termination of the Term, you shall return all property belonging to a Group company, together with all documents, papers, disks and information, howsoever stored, relating to a Group company and used by you in connection with this position with the Company.

8.	Advisors. In addition to any right pursuant to applicable law, occasions may arise when you consider that you need professional advice in the furtherance of your duties as provided herein. Circumstances may occur when it will be appropriate for you to seek such advice from independent advisors at the Company’s expense, to the extent provided under applicable law.

9.	Governing Law. This Letter shall be governed by and construed in accordance with the law of the State of New York.

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The undersigned have executed this Letter as of the date first above written.

ORIENT PAPER, INC.

/s/ Zhenyong Liu

Zhenyong Liu

Chief Executive Officer

MARCO KU

/s/ Marco Ku

Name of Director: Marco Ku

Address: Flat D, 22/F, Block 1, Grand Promenade, Hong Kong

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